Exhibit 99.1

Personalis Reports Fourth Quarter and Full Year 2023 Financial Results

FREMONT, Calif. – February 28, 2024 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the fourth quarter and full year ended December 31, 2023, and provided recent business highlights.

Recent Business Highlights

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Obtained final Medicare coverage determination for its NeXT Dx®comprehensive tumor genomic profiling test, providing access for the 66 million Medicare and Medicare Advantage beneficiaries

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Entered into a strategic partnership with Tempus AI, Inc. (formerly known as Tempus Labs) to co-commercialize NeXT Personal® Dx in tumor-informed MRD testing for lung and breast cancers, and for immunotherapy monitoring

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Partnered with Myriad Genetics to market Personalis’ ImmunoID NeXT® ultra-comprehensive biomarker discovery offering to Myriad’s pharmaceutical partners

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Established a partnership with ClearNote Health to expand Personalis’ pharmaceutical service offerings by distributing ClearNote’s epigenomic platform

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Amended agreement with Natera to extend minimum volume commitment through the end of 2024

“We ended 2023 with strong execution as we delivered on many commitments that include launching NeXT Personal Dx (LDT) with an early access program, establishing commercial partnerships with Tempus, Myriad, and Moderna, and presenting compelling early-stage lung cancer clinical MRD data with TRACERx for NeXT Personal,” said Chris Hall, Chief Executive Officer. “Our efforts in 2024 continue to be focused on executing our Win-in-MRD strategy for NeXT Personal. This effort has four key pillars: focusing on cancer types where our test provides the most value, generating robust clinical evidence with top KOLs to submit for Medicare coverage, leveraging our early success with biopharma customers to accelerate adoption, and utilizing a partner-centric strategy to accelerate commercialization in a capital-efficient manner.”

Fourth Quarter Results

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Reported total company revenue of $19.7 million in the fourth quarter of 2023, compared with $16.7 million in the fourth quarter of 2022, an 18% increase

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Revenue from pharma tests, enterprise, and other customers of $18.7 million in the fourth quarter of 2023, compared with $15.8 million in the fourth quarter of 2022; revenue from enterprise customers includes revenue from Natera of $7.1 million in the fourth quarter of 2023, compared with $8.2 million from Natera in the fourth quarter of 2022

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Revenue from population sequencing for the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $1.0 million in the fourth quarter of 2023, compared with $0.9 million in the fourth quarter of 2022

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Other expense of $4.1 million in the fourth quarter of 2023, compared with $0.1 million in the fourth quarter of 2022; included in other expense is the $4.0 million non-cash expense related to fair-value accounting for the outstanding warrants issued to Tempus

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Net loss of $26.6 million, and net loss per share of $0.54 based on a weighted-average basic and diluted share count of 49.6 million in the fourth quarter 2023; net loss of $31.1 million, and net loss per share of $0.67 based on a weighted-average basic and diluted share count of 46.3 million in the fourth quarter of 2022

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Cash, cash equivalents, and short-term investments of $114.2 million as of December 31, 2023

Full Year 2023 Financial Results

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Revenue of $73.5 million in the full year of 2023, compared with revenue of $65.0 million in the full year of 2022, a 13% increase

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Revenue from pharma tests, enterprise, and other customers of $64.1 million in the full year of 2023 compared with $56.6 million in the full year of 2022; revenue from enterprise customers includes revenue from Natera of $31.7 million in the full year of 2023, compared with $26.6 million from Natera in the full year of 2022

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Revenue from population sequencing for the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $9.4 million in the full year of 2023, compared with $8.4 million in the full year of 2022

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Other expense of $4.1 million in the full year of 2023, compared with other income of $0.1 million in the full year of 2022; included in other expense is the $4.0 million non-cash expense related to fair-value accounting for the outstanding warrants issued to Tempus

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Net loss of $108.3 million, and net loss per share of $2.25 based on a weighted-average basic and diluted share count of 48.2 million in the full year of 2023, compared with a net loss of $113.3 million, and net loss per share of $2.48 based on a weighted-average basic and diluted share count of 45.7 million in the full year 2022

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Cash usage of $53.5 million in the full year of 2023, compared with $119.4 million in the full year of 2022

First Quarter and Full Year 2024 Outlook

Personalis expects the following for the first quarter of 2024:

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Total company revenue to be in the range of $18.0 to $19.0 million
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Revenue from pharma tests, enterprise sales, and other customers to be in the range of $16.0 to $17.0 million
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Revenue from population sequencing of approximately $2.0 million

Personalis expects the following for the full year of 2024:

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Total company revenue in the range of $73.0 to $75.0 million
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Revenue from pharma tests, enterprise sales, and all other customers in the range of $65.0 to $67.0 million
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Revenue from population sequencing of approximately $8.0 million
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Net loss of approximately $80.0 million, down from $108.3 million in 2023 due to realization of savings from the reduction in headcount, partially offset by investments in clinical evidence generation and costs for non-reimbursed clinical tests; the net loss estimate does not include any income or expense from the outstanding warrants issued to Tempus
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Cash usage of approximately $62.0 million, inclusive of approximately $3.0 million for employee severance payments from the headcount reductions in the fourth quarter of 2023

Webcast and Conference Call Information

Personalis will host a conference call to discuss the fourth quarter and full year 2023 financial results, as well as plans for 2024, after market close on Wednesday, February 28, 2024, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live by dialing 877-451-6152 for domestic callers or 201-389-0879 for international callers. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care from biopsy through the life of the patient. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable the selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and X (Twitter).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “anticipate,” “estimate,” “expect,” “if,” “may,” “future,” “will” or similar expressions. These statements include statements relating to: Personalis’ first quarter and full year 2024 outlook for revenue, net loss, and cash usage, the attributes, advantages or clinical validity of the NeXT Personal Dx test, Personalis’ use of clinical evidence to support obtaining reimbursement, and the expected benefits of Personalis’ collaboration and partnership agreements with Tempus, Myriad and ClearNote. Such forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause actual results to differ materially from any anticipated results or expectations expressed or implied by such statements, including the risks, uncertainties and other factors that relate to the timing and pace of new orders from customers, including from Natera and the VA MVP; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; Personalis’ ability to demonstrate attributes, advantages or clinical validity of the NeXT Personal Dx test, Personalis’ ability to obtain reimbursement, Personalis’ achievement of milestones set forth in the collaboration and co-commercialization agreement with Tempus, the success of Tempus’ sales and marketing efforts, the expected benefits or success of Personalis’ relationships with research collaborators and key opinion leaders, and the adoption and use of the NeXT Personal Dx test by oncologists. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 7, 2023, and in its Annual Report on Form 10-K for the year ended December 31, 2023, being filed with the Securities and Exchange Commission (SEC) on February 28, 2024. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media:

pr@personalis.com

PERSONALIS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$19,675	$16,722	$73,481	$65,047
Costs and expenses
Cost of revenue	14,470	14,410	55,273	51,697
Research and development	13,613	16,569	64,776	64,912
Selling, general and administrative	11,524	17,828	49,726	63,969
Lease impairment	—	—	5,565	—
Restructuring and other charges	4,040	—	8,077	—
Total costs and expenses	43,647	48,807	183,417	180,578
Loss from operations	(23,972)	(32,085)	(109,936)	(115,531)
Interest income	1,477	1,160	5,901	2,396
Interest expense	(9)	(47)	(110)	(201)
Other income (expense), net	(4,075)	(88)	(4,068)	61
Loss before income taxes	(26,579)	(31,060)	(108,213)	(113,275)
Provision for income taxes	5	8	83	40
Net loss	$(26,584)	$(31,068)	$(108,296)	$(113,315)
Net loss per share, basic and diluted	$(0.54)	$(0.67)	$(2.25)	$(2.48)
Weighted-average shares outstanding, basic and diluted	49,596,698	46,264,217	48,175,201	45,704,805

PERSONALIS, INC.
SUPPLEMENTAL REVENUE INFORMATION (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Pharma tests and services	$11,491	$7,400	$31,904	$29,552
Enterprise sales	7,073	8,251	31,729	26,641
Population sequencing	1,007	887	9,412	8,443
Other	104	184	436	411
Total revenue	$19,675	$16,722	$73,481	$65,047

PERSONALIS, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$56,984	$89,128
Short-term investments	57,195	78,530
Accounts receivable, net	17,730	16,642
Inventory and other deferred costs	10,474	8,591
Prepaid expenses and other current assets	4,361	6,808
Total current assets	146,744	199,699
Property and equipment, net	57,366	61,935
Operating lease right-of-use assets	17,852	26,480
Other long-term assets	3,137	4,586
Total assets	$225,099	$292,700
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,920	$12,854
Accrued and other current liabilities	23,941	19,013
Contract liabilities	3,288	1,264
Short-term warrant liability	5,085	—
Total current liabilities	47,234	33,131
Long-term operating lease liabilities	38,321	41,041
Long-term warrant liability	4,942	—
Other long-term liabilities	5,161	389
Total liabilities	95,658	74,561
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 50,480,694 and 46,707,084 shares issued and outstanding, respectively	5	5
Additional paid-in capital	598,364	579,456
Accumulated other comprehensive loss	(222)	(912)
Accumulated deficit	(468,706)	(360,410)
Total stockholders’ equity	129,441	218,139
Total liabilities and stockholders’ equity	$225,099	$292,700